Exhibit 99.3
Consolidated Balance Sheets
(dollars in millions)

	6-30-10	3-31-10	6-30-09
Assets
Loans	$53,334	$55,913	$67,167
Loans held for sale	699	556	761
Securities available for sale	19,773	16,553	11,988
Held-to-maturity securities	19	22	25
Trading account assets	1,014	1,034	771
Short-term investments	1,984	4,345	3,487
Other investments	1,415	1,525	1,450

Total earning assets	78,238	79,948	85,649
Allowance for loan losses	(2,219)	(2,425)	(2,339)
Cash and due from banks	591	619	706
Premises and equipment	872	872	858
Operating lease assets	589	652	842
Goodwill	917	917	917
Other intangible assets	42	46	104
Corporate-owned life insurance	3,109	3,087	3,016
Derivative assets	1,153	1,063	1,182
Accrued income and other assets	4,061	4,150	2,775
Discontinued assets	6,814	6,374	4,082

Total assets	$94,167	$95,303	$97,792

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$25,526	$25,068	$23,939
Savings deposits	1,883	1,873	1,795
Certificates of deposit ($100,000 or more)	8,476	10,188	13,486
Other time deposits	10,430	12,010	15,055

Total interest-bearing deposits	46,315	49,139	54,275
Noninterest-bearing deposits	15,226	15,364	12,873
Deposits in foreign office — interest-bearing	834	646	632

Total deposits	62,375	65,149	67,780
Federal funds purchased and securities sold under repurchase agreements	2,836	1,927	1,530
Bank notes and other short-term borrowings	819	446	1,710
Derivative liabilities	1,321	1,103	528
Accrued expense and other liabilities	2,154	2,089	1,600
Long-term debt	10,451	11,177	13,462
Discontinued liabilities	3,139	2,490	122

Total liabilities	83,095	84,381	86,732

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	2,438	2,434	2,422
Common shares	946	946	865
Common stock warrant	87	87	87
Capital surplus	3,701	3,724	3,292
Retained earnings	5,118	5,098	5,878
Treasury stock, at cost	(1,914)	(1,958)	(1,984)
Accumulated other comprehensive income (loss)	153	19	—

Key shareholders’ equity	10,820	10,641	10,851
Noncontrolling interests	252	281	209

Total equity	11,072	10,922	11,060

Total liabilities and equity	$94,167	$95,303	$97,792

Common shares outstanding (000)	880,515	879,052	797,246

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended				Six months ended
	6-30-10		3-31-10	6-30-09	6-30-10	6-30-09
Interest income
Loans	$677		$710	$819	$1,387	$1,659
Loans held for sale	5		4	8	9	16
Securities available for sale	154		150	89	304	189
Held-to-maturity securities	—		1	—	1	1
Trading account assets	10		11	13	21	26
Short-term investments	2		2	3	4	6
Other investments	13		14	13	27	25

Total interest income	861		892	945	1,753	1,922

Interest expense
Deposits	188		212	296	400	596
Federal funds purchased and securities sold under repurchase agreements	2		1	1	3	2
Bank notes and other short-term borrowings	4		3	4	7	10
Long-term debt	50		51	75	101	156

Total interest expense	244		267	376	511	764

Net interest income	617		625	569	1,242	1,158
Provision for loan losses	228		413	823	641	1,670

Net interest income (expense) after provision for loan losses	389		212	(254)	601	(512)

Noninterest income
Trust and investment services income	112		114	119	226	229
Service charges on deposit accounts	80		76	83	156	165
Operating lease income	43		47	59	90	120
Letter of credit and loan fees	42		40	44	82	82
Corporate-owned life insurance income	28		28	25	56	52
Net securities gains (losses)	(2	)(a)	3 (a)	125	1	111
Electronic banking fees	29		27	27	56	51
Gains on leased equipment	2		8	36	10	62
Insurance income	19		18	16	37	34
Net gains (losses) from loan sales	25		4	(3)	29	4
Net gains (losses) from principal investing	17		37	(6)	54	(78)
Investment banking and capital markets income (loss)	31		9	14	40	31
Gain from sale/redemption of Visa Inc. shares	—		—	—	—	105
Gain (loss) related to exchange of common shares for capital securities	—		—	95	—	95
Other income	66		39	72	105	121

Total noninterest income	492		450	706	942	1,184

Noninterest expense
Personnel	385		362	375	747	734
Net occupancy	64		66	63	130	129
Operating lease expense	35		39	49	74	99
Computer processing	47		47	48	94	95
Professional fees	41		38	46	79	80
FDIC assessment	33		37	70	70	100
OREO expense, net	22		32	15	54	21
Equipment	26		24	25	50	47
Marketing	16		13	17	29	31
Provision (credit) for losses on lending-related commitments	(10)		(2)	11	(12)	11
Intangible assets impairment	—		—	—	—	196
Other expense	110		129	136	239	239

Total noninterest expense	769		785	855	1,554	1,782

Income (loss) from continuing operations before income taxes	112		(123)	(403)	(11)	(1,110)
Income taxes	11		(82)	(176)	(71)	(414)

Income (loss) from continuing operations	101		(41)	(227)	60	(696)
Income (loss) from discontinued operations, net of taxes	(27)		2	4	(25)	(25)

Net income (loss)	74		(39)	(223)	35	(721)
Less: Net income (loss) attributable to noncontrolling interests	4		16	3	20	(7)

Net income (loss) attributable to Key	$70		$(55)	$(226)	$15	$(714)

Income (loss) from continuing operations attributable to Key common shareholders	$56		$(98)	$(394)	$(42)	$(901)
Net income (loss) attributable to Key common shareholders	29		(96)	(390)	(67)	(926)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.06		$(.11)	$(.68)	$(.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes	(.03)		—	.01	(.03)	(.05)
Net income (loss) attributable to Key common shareholders	.03		(.11)	(.68)	(.08)	(1.73)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.06		$(.11)	$(.68)	$(.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes	(.03)		—	.01	(.03)	(.05)
Net income (loss) attributable to Key common shareholders	.03		(.11)	(.68)	(.08)	(1.73)

Cash dividends declared per common share	$.01		$.01	$.01	$.02	$.0725

Weighted-average common shares outstanding (000)	874,664		874,386	576,883	874,526	535,080
Weighted-average common shares and potential common shares outstanding (000)	874,664		874,386	576,883	874,526	535,080

(a)	For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities while for the three months ended March 31, 2010, Key did not have impairment losses related to securities.